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PARKER CHAPIN LLP                      405 Lexington Avenue, New York, NY  10174
                                       (212) 704-6000 Fax (212) 704-6288





                                                                January 23, 2001

ICOA, Inc.
111 Airport Road
Warwick, RI 02889


Dear Sir or Madam:

         We have acted as special counsel to ICOA, Inc., a Nevada corporation (the "Company"), in connection with its filing of a registration statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offering of an aggregate of 92,111,110 shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company. Reference is made to the notes (the "Notes") issued and issuable pursuant to the subscription agreements between the Company and each of the investors (as specified on Schedule I hereto), dated as of August 28, 2000 (the "Subscription Agreements"), and the warrants (the "Warrants") issuable to the warrantholders (as specified on Schedule II hereto), pursuant to the terms of the Subscription Agreements.

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended and (iii) resolutions of the Company's board of directors relating to the issuance of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies or facsimiles, and that the Company has a sufficient number of shares of Common Stock authorized to issue shares of Common Stock pursuant to the terms of the Subscription Agreements. As to any facts material to such opinion, we have, to

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ICOA, Inc.
January 23, 2001
Page 2

the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company and the representations and warranties of the Company contained in the Subscription Agreements.

         Based upon and subject to the foregoing, we are of the opinion that:

                  (a) the shares of Common Stock issuable upon conversion of the Notes in accordance with the terms of the Subscription Agreements and the Notes will be legally issued, fully paid and non-assessable; and

                  (b) the shares of Common Stock issuable upon exercise of the Warrants in accordance with the terms of the Subscription Agreements and the Warrants will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-B promulgated under the Act.

                                                           Very truly yours,

                                                           /s/ Parker Chapin LLP

                                                           PARKER CHAPIN LLP

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ICOA, Inc.
January 23, 2001
Page 3


                                   SCHEDULE I

                                LIST OF INVESTORS

Keshet L.P.

Nesher Ltd.

Talbiya B. Investments Ltd.

Tusk Investments, Inc.


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ICOA, Inc.
January 23, 2001
Page 4


                                   SCHEDULE II

                                 WARRANTHOLDERS

Libra Finance, S.A.

Talbiya B. Investments Ltd.